EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Oneida Ltd. on Form S-8 of our report dated February 20, 1998 on our audits of the consolidated financial statements and financial statement schedules of Oneida Ltd as of January 31, 1998 and January 25, 1997, and for each of the three years in the period ended January 31, 1998 which report is included in the Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP


Syracuse, New York
October 23, 1998